EXHIBIT A

CIB Marine Bancshares, Inc. and Subsidiaries
Job Description

Title: Department: FLSA Status:	President and Chief Executive Officer of the Holding Company Executive Management Exempt — Executive

Purpose:
This position is responsible for managing and directing the overall activities of CIB Marine Bancshares, Inc. (CIB Marine) and its subsidiaries towards its primary objectives; increasing shareholder value based on profit and return on capital; ensuring business is conducted in accordance with board approved policies; providing leadership for the entire staff; and representing the bank to regulatory agencies, community and civic organizations, customers, and other financial institutions.

Accountabilities:

Essential responsibilities include:

•	Managing the activities and performance of CIB Marine and subordinates (refer to supervisory responsibilities below).

•	Attending board meetings; leading shareholder meetings, management meetings, and planning meetings to give advice, guidance, direction, and authorization to carry out major plans and procedures consistent with established policies and Board of Director approval.

•	Selling stock to new and existing shareholders.

•	Developing and assisting subordinates with establishing major client relationships.

•	Overseeing the adequacy and soundness of the organization’s financial structure.

•	Reviewing operating results of the organizations, comparing them to established objectives, and ensuring appropriate action is taken to correct unsatisfactory results.

•	Planning and directing all investigations and negotiations pertaining to mergers, acquisitions, and new branch facilities.

•	Planning, developing, implementing, and maintaining public relations to improve the organization’s image and relations with customers, shareholders, employees, and the public.

•	Planning, directing, coordinating, and evaluating the organization’s activities, policies, and procedures to ensure compliance in meeting strategic goals.

•	Hiring all senior management positions in CIB Marine and subsidiaries.

•	Evaluating senior management’s performance for compliance with policies and objectives, and contributions in attaining objectives.

•	Serving as ex-officio member of all standing committees to which not appointed to by the board of directors.

•	Identifying and measuring the department/function’s inherent risks and developing and implementing internal controls to ensure identified risks are maintained within limits consistent with prudent business practices.

•	Monitoring the department/function’s internal controls to ensure they operate effectively throughout the period.

•	Responding appropriately and timely to internal audit requests.

•	Reviewing the department/function’s risk profile quarterly at minimum and implementing additional internal controls where appropriate.

•	Effectively and fluently communicating with customers, co-workers, and other business contacts within a culturally diverse work environment.

•	Developing and maintaining effective working relationships at all levels by proactively participating and contributing to a positive work environment, controlling emotions and temperament, and exhibiting courteous, respectful, and professional behavior.

Additional responsibilities include:

•	Staying abreast of company policies and procedures by attending and successfully completing all mandatory corporate and departmental training. Inclusive of, but not limited to, Orientation, Annual Sensitivity Training, and Compliance Training.

•	Other duties as assigned.

Organizational Structure:

Title of supervisor:

•	Board of Directors and Shareholders

Title(s) of subordinate(s) to this position:

•	Executive Vice President and Chief Operating Officer

•	Chief Financial Officer

•	Head of Credit Administration

•	Executive Vice President and Chief Lending Officer

•	Director of Human Resources

•	Chief Legal Officer

•	President, Citrus Bank N.A.

Supervisory Responsibilities:
Carries out supervisory responsibilities in accordance with the organization’s policies, procedures, and applicable laws. Responsibilities include interviewing, hiring, and training employees, planning, assigning and directing work, appraising performance, rewarding and disciplining, resolving problems, and communicating necessary information on an ongoing basis.

Required Skills and/or Education:

•	Knowledge of banking regulations, laws, and practices consistent with that normally obtained through a baccalaureate degree in finance, economics or a similar field is required. Skills and abilities sufficient to perform the essential functions—such as business development, research, policy development, contract negotiations, and communication with management, employees, applicants, directors, shareholders, and other outside sources—are required.

Preferred Skills and/or Experience:

•	Advanced training and education in finance, economics, or a related field is preferred, with twenty to twenty five years of practical experience in a similar work environment.

Nature and Scope:
This position is a regular full time position. Frequent travel is required to conduct the essential functions throughout the corporation, which frequently involves overnight and weekend stays. An altered work schedule and overtime are frequently worked in order to meet the demands and deadlines associated with the position. The work environment involves the use of typical office equipment such as telephone, computer, facsimile, etc. in a controlled climate.